Exhibit 99.1

NEWS RELEASE FOR IMMEDIATE RELEASE

Contact:	Leigh E. Ginter
Chief Financial Officer
leigh.ginter@norcraftcompanies.com
(651) 234-3315

NORCRAFT HOLDINGS, L.P. AND NORCRAFT COMPANIES, L.P.

REPORT SECOND QUARTER 2010 RESULTS

August 12, 2010 – Eagan, Minnesota — Norcraft Holdings, L.P. (Holdings) and Norcraft Companies, L.P. (Norcraft) today reported financial results for the second quarter ended June 30, 2010. The financial results for Holdings include the accounts of its wholly-owned subsidiary, Norcraft. Holdings reflects the obligations under its $118.0 million 9  3/4% senior discount notes due 2012. In December 2009, Norcraft and its wholly-owned subsidiary, Norcraft Finance Corp., issued $180.0 million principal amount of 10  1/2% senior secured second lien notes that are due in December 2015. The proceeds of these senior secured second lien notes were used to redeem $148.0 million principal amount of outstanding 9% senior subordinated notes that were due in 2011 issued by Norcraft and Norcraft Finance Corp. A portion of the proceeds, together with cash on hand, was distributed by Norcraft to Holdings and used to repurchase $64.3 million principal amount of the 9  3/4% senior discount notes due 2012. This repurchase of the 9  3/4% senior discount notes resulted in a loss from debt extinguishment of $1.6 million. Other than the remaining $53.7 million of the 9  3/4% senior discount notes, cash, related deferred issuance costs, related interest and amortization expense and related debt extinguishment loss, all other assets, liabilities, income, expenses and cash flows presented for all periods represent those of Norcraft.

FINANCIAL RESULTS

Second Quarter of Fiscal 2010 Compared with Second Quarter of Fiscal 2009

Net sales increased $13.2 million, or 21.7%, from $60.9 million for the second quarter of 2009 to $74.1 million for the same quarter of 2010. Income from operations increased $4.3 million, or 85.7%, from $5.0 million for the second quarter of 2009 to $9.3 million for the same quarter of 2010. Net income (loss) for Holdings increased $4.1 million, from a net loss of $1.6 million for the second quarter of 2009 to net income of $2.5 million in the same quarter of 2010. Net income for Norcraft increased $2.5 million, from $1.4 million for the second quarter of 2009 to $3.9 million for the same quarter of 2010.

Adjusted EBITDA (a non-GAAP measure and defined in the attached table) was $11.9 million for the second quarter of 2010 compared to $8.9 million for the same quarter of 2009.

“We are very pleased with our results for the second quarter as both our sales and adjusted EBITDA exceeded our expectations. However, recent incoming orders have been disappointing, and we expect the remainder of 2010 to be very challenging. We continue reacting to the volatile market and tough conditions with cost cutting initiatives, new product introductions and sales programs,” commented President and CEO, Mark Buller.

CONFERENCE CALL

Norcraft has scheduled a conference call on Monday, August 16, 2010 at 10:00 a.m. Eastern Time. To participate, dial 888-419-5570 and use the pass code 36842578. A telephonic replay will be available by calling 888-286-8010 and using pass code 97478238.

GENERAL

Norcraft Companies is a leader in manufacturing, assembling and finishing kitchen and bathroom cabinetry in the United States. We provide our customers with a single source for a broad range of high-quality cabinetry, including stock, semi-custom and custom cabinets. Our cabinets are manufactured in both framed and full access construction. We market our products through six brands: Mid Continent Cabinetry, Norcraft Cabinetry, UltraCraft, StarMark, Fieldstone and Brookwood.

-Selected Financial Data Tables Follow-

Consolidated Balance Sheets

(dollar amounts in thousands)

(unaudited)

	Norcraft Holdings, L.P.		Norcraft Companies, L.P.
	June 30, 2010	December 31, 2009	June 30, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$23,501	$20,863	$21,987	$16,731
Trade accounts receivable, net	23,429	17,987	23,429	17,987
Inventories	18,378	16,380	18,378	16,380
Prepaid expenses	1,649	1,629	1,649	1,629

Total current assets	66,957	56,859	65,443	52,727

Property, plant and equipment, net	30,013	31,925	30,013	31,925

Other assets:
Goodwill	88,421	88,421	88,421	88,421
Brand names	35,100	35,100	35,100	35,100
Customer relationships, net	37,098	39,332	37,098	39,332
Deferred financing costs, net	7,234	7,483	6,766	6,908
Display cabinets, net	5,347	5,394	5,347	5,394
Other	49	70	49	70

Total other assets	173,249	175,800	172,781	175,225

Total assets	$270,219	$264,584	$268,237	$259,877

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$9,835	$6,626	$9,835	$6,626
Accrued expenses	18,456	16,841	16,711	15,096

Total current liabilities	28,291	23,467	26,546	21,722

Long-term debt	233,700	233,700	180,000	180,000
Unamortized discount on bonds payable	(2,659)	(2,903)	(2,659)	(2,903)
Other liabilities	318	287	318	287

Commitments and contingencies	—	—	—	—

Members’ equity subject to put request	12,537	7,546	—	—

Members’ equity (deficit)	(1,968)	2,487	64,032	60,771

Total liabilities and members’ equity (deficit)	$270,219	$264,584	$268,237	$259,877

Consolidated Statements of Operations

(dollar amounts in thousands)

(unaudited)

	Norcraft Holdings, L.P.
	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Net sales	$74,107	$60,909	$135,940	$122,205
Cost of sales	51,321	43,445	95,938	88,768

Gross profit	22,786	17,464	40,002	33,437

Selling, general and administrative expenses	13,519	12,473	26,190	25,165

Income from operations	9,267	4,991	13,812	8,272

Other expense:
Interest expense, net	6,315	6,309	12,669	12,662
Amortization of deferred financing costs	394	290	761	1,472
Other, net	43	29	73	68

Total other expense	6,752	6,628	13,503	14,202

Net income (loss)	$2,515	$(1,637)	$309	$(5,930)

	Norcraft Companies, L.P.
	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Net sales	$74,107	$60,909	$135,940	$122,205
Cost of sales	51,321	43,445	95,938	88,768

Gross profit	22,786	17,464	40,002	33,437

Selling, general and administrative expenses	13,519	12,473	26,190	25,165

Income from operations	9,267	4,991	13,812	8,272

Other expense:
Interest expense, net	5,006	3,423	10,051	6,890
Amortization of deferred financing costs	341	171	654	1,233
Other, net	43	29	73	68

Total other expense	5,390	3,623	10,778	8,191

Net income	$3,877	$1,368	$3,034	$81

Consolidated Statements of Cash Flows

(dollar amounts in thousands)

(unaudited)

	Norcraft Holdings, L.P.		Norcraft Companies, L.P.
	Six Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Cash flows from operating activities:
Net income (loss)	$309	$(5,930)	$3,034	$81
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of property, plant and equipment	2,920	2,878	2,920	2,878
Amortization:
Customer relationships	2,234	2,233	2,234	2,233
Deferred financing costs	761	1,472	654	1,233
Display cabinets	2,191	2,820	2,191	2,820
Discount amortization/accreted interest	244	—	244	—
Provision for uncollectible accounts receivable	(19)	520	(19)	520
Provision for obsolete and excess inventories	205	544	205	544
Provision for warranty claims	1,343	1,045	1,343	1,045
Stock compensation expense	93	78	93	78
(Gain) loss on disposal of assets	(46)	113	(46)	113
Change in operating assets and liabilities:
Trade accounts receivable	(5,399)	(1,170)	(5,399)	(1,170)
Inventories	(2,191)	(48)	(2,191)	(48)
Prepaid expenses	(19)	399	(19)	399
Other assets	21	(12)	21	(12)
Accounts payable and accrued expenses	3,680	(1,196)	3,680	(1,196)

Net cash provided by operating activities	6,327	3,746	8,945	9,518

Cash flows from investing activities:
Proceeds from sale of property and equipment	47	9	47	9
Purchase of property, plant and equipment	(1,186)	(1,362)	(1,186)	(1,362)
Additions to display cabinets	(2,144)	(1,751)	(2,144)	(1,751)

Net cash used in investing activities	(3,283)	(3,104)	(3,283)	(3,104)

Cash flows from financing activities:
Payment of financing costs	(512)	—	(512)	—
Transfer to restricted cash	—	(5,618)	—	(5,618)
Proceeds from issuance of members interests	125	—	125	—
Contributions from (distributions to) members	—	4	—	(15,768)

Net cash used in financing activities	(387)	(5,614)	(387)	(21,386)

Effect of exchange rates on cash	(19)	(13)	(19)	(13)

Net increase (decrease) in cash and cash equivalents	2,638	(4,985)	5,256	(14,985)

Cash and cash equivalents, beginning of the period	20,863	59,406	16,731	59,406

Cash and cash equivalents, end of period	$23,501	$54,421	$21,987	$44,421

Supplemental disclosure of non-cash transactions:
Change in equity subject to put request	$4,991	$(12,706)	$—	$—

Purchase of property, plant and equipment with consideration other than cash	$201	$—	$201	$—

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(dollar amounts in thousands)

EBITDA is net income (loss) before interest expense, income tax expense, depreciation and amortization. Adjusted EBITDA is EBITDA before the effect of a sales tax refund in the third quarter of 2009 and one in the second quarter of 2010 and a loss on debt extinguishment in the fourth quarter of 2009. We believe EBITDA and Adjusted EBITDA are useful to investors in evaluating our operating performance compared to that of other companies in our industry, as their calculation eliminates the effects of financing, income taxes and the accounting effects of capital spending, as these items may vary for different companies for reasons unrelated to overall operating performance. We also believe these financial metrics provide information relevant to investors regarding our ability to service and/or incur debt. Neither EBITDA nor Adjusted EBITDA is a presentation made in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Accordingly, when analyzing our operating performance, investors should not consider EBITDA or Adjusted EBITDA in isolation or as substitutes for net income (loss), cash flows from operating activities or other income statement or cash flow statement data prepared in accordance with U.S. GAAP. Our calculations of EBITDA and Adjusted EBITDA are not necessarily comparable to those of other similarly titled measures reported by other companies. The calculations of EBITDA and Adjusted EBITDA are shown below:

	Norcraft Holdings, L.P. (unaudited)
	Three Months Ended June 30,			Six Months Ended June 30,			Twelve Months Ended June 30,
	2010		2009	2010		2009	2010
Net income (loss)	$2,515		$(1,637)	$309		$(5,930)	$(5,277)
Interest expense, net	6,315		6,309	12,669		12,662	26,347
Depreciation	1,463		1,446	2,920		2,878	5,836
Amortization of deferred financing costs	394		290	761		1,472	3,373
Amortization of customer relationships	1,117		1,116	2,234		2,233	4,467
Display cabinet amortization	1,103		1,395	2,191		2,820	4,719
State taxes	46		30	76		70	46

Non-GAAP EBITDA	$12,953		$8,949	$21,160		$16,205	$39,511

Loss on debt extinguishment	—		—	—		—	1,642	(1)

Sales tax refund	(1,010	) (2)	—	(1,010	) (2)	—	(2,115	) (3)

Non-GAAP Adjusted EBITDA	$11,943		$8,949	$20,150		$16,205	$39,038

	Norcraft Companies, L.P. (unaudited)
	Three Months Ended June 30,			Six Months Ended June 30,			Twelve Months Ended June 30,
	2010		2009	2010		2009	2010
Net income	$3,877		$1,368	$3,034		$81	$7,404
Interest expense, net	5,006		3,423	10,051		6,890	16,365
Depreciation	1,463		1,446	2,920		2,878	5,836
Amortization of deferred financing costs	341		171	654		1,233	2,316
Amortization of customer relationships	1,117		1,116	2,234		2,233	4,467
Display cabinet amortization	1,103		1,395	2,191		2,820	4,719
State taxes	46		30	76		70	46

Non-GAAP EBITDA	$12,953		$8,949	$21,160		$16,205	$41,153

Sales tax refund	(1,010	) (2)	—	(1,010	) (2)	—	(2,115	) (3)

Non-GAAP Adjusted EBITDA	$11,943		$8,949	$20,150		$16,205	$39,038

1)

Net income (loss) for Norcraft Holding, L.P. during the twelve months ended June 30, 2010 included a $1.6 million loss on debt extinguishment due to the repurchase of the 9  3/4% senior discount notes which increased net loss and correspondingly decreased EBITDA, but the effect has been backed out for adjusted EBITDA.

2)	Net income (loss) during the three and six months ended June 30, 2010 included a sales tax refund in the amount of $1.0 million which increased net income and correspondingly increased EBITDA, but the effect has been backed out for adjusted EBITDA.
3)	Net income (loss) during the twelve months ended June 30, 2010 included sales tax refunds in the amount of $2.1 million which increased net income and correspondingly increased EBITDA, but the effect has been backed out for adjusted EBITDA.

FORWARD LOOKING STATEMENTS AND INFORMATION

Statements in this press release regarding activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward looking statements. Forward looking statements may give management’s current expectations and projections relating to the financial condition, results of operations, plans, objectives, future performance and business of the companies. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

These forward looking statements are based on management’s expectations and beliefs concerning future events affecting the companies. They are subject to uncertainties and factors relating to the companies’ operations and business environment, all of which are difficult to predict and many of which are beyond the companies’ control. Although management believes that the expectations reflected in its forward looking statements are reasonable, management does not know whether its expectations will prove correct. They can be affected by inaccurate assumptions that management might make or by known or unknown risks and uncertainties. Many factors that could cause actual results to differ materially from these forward looking statements include, but are not limited to, the risks outlined under Part I, Item 1A, “Risk Factors,” in the Annual Report on Form 10-K filed by the companies with the Securities and Exchange Commission.

Because of these factors, investors should not place undue reliance on any of these forward looking statements. Further, any forward looking statement speaks only as of the date on which it is made and except as required by law the companies undertake no obligation to update any forward looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.